Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of April 25, 2019, by and between Alliance Data Systems Corporation, a Delaware corporation (the “Company”), and ValueAct Holdings, L.P., a Delaware limited liability partnership, on behalf of itself and the funds it advises (the “Investor”).

RECITALS

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 5,207,646 shares of the Company’s common stock, par value $.01 per share (“Common Stock”);

WHEREAS, the Company has authorized the issuance of preferred stock designated as Series A Non-Voting Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”); and

WHEREAS, the Company and the Investor desire to exchange (the “Exchange”) a portion of the Common Stock beneficially owned by the Investor for certain shares of the Company’s Series A Preferred Stock (such shares of Series A Preferred Stock, the “Exchange Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good, valuable and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

Section 1.1  Definitions.  In this Agreement, unless the context otherwise requires:

(a)  “Bankruptcy Exceptions” means any limitation imposed by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors’ rights and remedies generally, with respect to enforceability, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(b)  “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(c)  “Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in Salt Lake City, Utah, Wilmington, Delaware, or Plano, Texas are authorized or obligated by law, executive order or governmental decree to be closed.

(d)  “Constituent Documents” means, with respect to any entity, its certificate or articles of incorporation, bylaws and any other similar charter or other organizational documents.

(e)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)  “Governmental Entity” means any governmental body, whether administrative, executive, judicial, legislative, regulatory, or taxing, including any international, federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit of any of the foregoing.

(g)  “Non-Employee Directors” has the meaning set forth in Rule 16b-3(b)(3) of the Exchange Act.

(h)  “Securities Act” means the Securities Act of 1933, as amended.

Section 1.2  Interpretation.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  References to “$” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

ARTICLE II
THE EXCHANGE AND CLOSING; CONDITIONS TO THE CLOSING

Section 2.1  The Exchange and Closing.

(a)  Subject to the satisfaction or waiver of the conditions set forth in Section 2.2, the closing of the Exchange (the “Closing”) will take place  at 12:01 a.m. eastern time on the date hereof (the “Closing Date”) remotely through the electronic exchange of documents and signature pages.

(b)  At the Closing, the Investor will cause the delivery, by book-entry transfer, of the aggregate number of shares of Common Stock indicated on Schedule A to the Company or its designated agent to be exchanged hereunder, and the Company will cause the delivery to the Investor or its designated agent of the aggregate number of Exchange Shares indicated on Schedule A in book-entry form to an account or accounts designated by the Investor and the

Company shall deliver evidence satisfactory to the Investor of the issuance of such Exchange Shares.

Section 2.2  Conditions to Closing.

(a)  The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the condition that no provision of any applicable United States or other law and no judgment, injunction, order, decree, action or interpretation of any Governmental Entity shall prohibit or restrain consummation of, or otherwise impose material limits on the ability of any party to this Agreement to consummate, the Exchange as contemplated by this Agreement.

(b)  The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)  (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and

(ii)  the Investor shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 2.2(b)(i) have been satisfied.

(c)  The obligation of the Company to consummate the Exchange is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)  (A) the representations and warranties of the Investor set forth in Article IV of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and

(ii)  the Company shall have received a certificate signed on behalf of the Investor by an authorized person of the Investor certifying that the conditions set forth in Section 2.2(c)(i) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

Section 3.1  Organization; Authority; Enforceability.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, which includes the effectuation of the Exchange and the issuance of the Exchange Shares.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company.  The terms of the transactions contemplated by this Agreement, including the disposition of shares of Common Stock by the Investor and the acquisition of Exchange Shares by the Investor, each pursuant to the Exchange, have been approved by the Company’s Board of Directors or a duly formed committee of the Board of Directors that is composed solely of two or more Non-Employee Directors in accordance with Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act for the purpose of exempting such transactions from Section 16(b) of the Exchange Act.  This Agreement is a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exceptions.

Section 3.2  Capitalization.  The authorized capital stock of the Company and the outstanding capital stock of the Company as of April 5, 2019 is set forth on Schedule B.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

Section 3.3  Exchange Shares.  The Exchange Shares have been duly and validly authorized by all necessary action on the part of the Company, and, when issued and delivered pursuant to this Agreement, such Exchange Shares will be duly and validly issued and fully paid and non-assessable, and will not be issued in violation of any preemptive rights.

Section 3.4  Non-Contravention.  Neither the execution, delivery or performance by the Company of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute (i) a breach or violation of any provision of the Constituent Documents of the Company; (ii) a violation of any law, regulation or order applicable to the Company; or (iii) a material breach or violation of, a conflict with, the loss of a benefit under, a default (or an event which, with notice or lapse of time or both, would constitute a default) under an event of termination or cancellation under, an event giving rise to acceleration of the performance required by or rights or obligations under, or an event resulting in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any material agreement, note, bond, mortgage, indenture, deed of trust, license, lease or other instrument or obligation to which the Company is a party or by which it may be bound.  Other than the filing of any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”) (which shall be filed following execution of this Agreement in accordance with applicable law), such filings and approvals as are required to be made or obtained following execution of this Agreement under any state “blue sky” laws, and such consents and approvals that have been made or obtained, no material notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange.

Section 3.5  Anti-Takeover Matters.  The Board of Directors of the Company has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby, will be exempt from any anti-takeover or similar provisions of the Company’s certificate of incorporation and bylaws, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction, including Section 203 of the General Corporation Law of the State of Delaware.  The Company does not have any shareholder rights plan or similar anti-takeover plan or arrangement in effect relating to the accumulation of beneficial ownership of any of the Company’s securities or a change in control of the Company.  The Company agrees that it will not adopt a shareholder rights plan or similar anti-takeover plan or arrangement unless such take-over defenses shall not apply to the acquisition or ownership by the Investor of any or all of the shares of Common Stock received by the Investor upon the conversion of any Exchange Shares.

Section 3.6  Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which would subject the offering, issuance or transfer of the Exchange Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.7  Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any subsidiary of the Company for which the Investor could have any liability.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date that:

Section 4.1  Organization; Authority; Enforceability.  The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of the Investor, and no further approval or authorization is required on the part of the Investor.  This Agreement is a valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exceptions.

Section 4.2  Title.  The Investor is the beneficial owner of all shares of Common Stock being exchanged by it hereunder, and all such shares are owned by the Investor free and clear of all liens and other encumbrances.  The Investor has the absolute and unrestricted right, power and capacity to surrender and exchange the shares of Common Stock being exchanged by it hereunder, free and clear of all liens and other encumbrances, and the Investor is not a party to or bound by, and the shares of Common Stock being exchanged by it hereunder are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such shares to any person or (ii) restricting its right to surrender and exchange such shares as contemplated by this Agreement.

Section 4.3  Restricted Securities.  The Investor acknowledges that the Exchange Shares and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring such securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of such securities to any person nor with a view to or for sale in connection with any distribution thereof, in each case in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of such securities, except in accordance with their terms and in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that the Investor is capable of evaluating the merits and risks of the investment in such securities and of making an informed investment decision, and (iv) is an “accredited investor” (as that term is defined by Rule 501 of Regulation D under the Securities Act).

Section 4.4  Non-Contravention. Neither the execution, delivery or performance by the Investor of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute (i) a breach or violation of any provision of the Constituent Documents of the Investor; (ii) a violation of any law, regulation or order applicable to the Investor; or (iii) a material breach or violation of, a conflict with, the loss of a benefit under, a default (or an event which, with notice or lapse of time or both, would constitute a default) under an event of termination or cancellation under, an event giving rise to acceleration of the performance required by or rights or obligations under, or an event resulting in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor may be bound or subject.  Other than the filing of any Schedule 13D/A and Form 4 required to be filed with SEC (which shall be filed following execution of this Agreement in accordance with applicable law), and such consents and approvals that have been made or obtained, no material notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Exchange.

Section 4.5  Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Investor for which the Company could have any liability.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1  Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange, as promptly as practicable, and to otherwise enable consummation of the transactions contemplated hereby, and each party shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 5.2  Transfer of Exchange Shares.  Subject to compliance with applicable securities laws and the terms of the Exchange Shares, the Company shall take all steps as may be reasonably requested by the Investor to cause the Company’s transfer agent to administer any transfer of the Exchange Shares by the Investor.

Section 5.3  Listing.  The Company shall use commercially reasonable efforts to list for trading on the New York Stock Exchange or such other national securities exchange upon which the Common Stock is then listed, any shares of Common Stock into which any Exchange Shares shall convert pursuant to the terms thereof; provided, however, that the Company will not undertake to register such shares of Common Stock or any transfer of such shares of Common Stock under the Securities Act.

Section 5.4  Notification of Future Repurchases; Agreement to Effect Future Exchanges.  Following this Exchange, (i) the Company shall notify the Investor as soon as reasonably practicable of any plan or program to repurchase shares of the Company’s Common Stock (which, for the avoidance of doubt, shall not include notice of any individual repurchase(s) made pursuant to such plan or program); and (ii) the Company shall use commercially reasonable efforts to permit the Investor to exchange any of its shares of Common Stock for shares of Series A Preferred Stock on terms consistent with the transactions contemplated hereby to the extent that such exchange is required in order for the Investor not to be presumed to control the Company for purposes of the Change in Bank Control Act of 1978, as amended (the “CIBC Act”); provided, that in no event shall the Company be obligated to effect any such exchange more than once per calendar year (unless otherwise necessary to enable the Investor not to be presumed to control the Company for purposes of the CIBC Act as a result of any action by the Company) and in no event shall the foregoing require the Company to obtain any approvals of the Company’s stockholders or register any shares of its capital stock under the Securities Act or any state securities laws.

ARTICLE VI
MISCELLANEOUS

Section 6.1  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)  by either the Investor or the Company if the Closing shall not have occurred by May 13, 2019; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth Business Day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b)  by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (or if any such Governmental Entity informs the Investor or the Company that it intends to disapprove any notice or application required to be filed by such party in order to consummate the transactions contemplated by this Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; or

(c)  upon the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement prior to such termination.

Section 6.2  Survival of Representations and Warranties. The respective representations and warranties of the Company and the Investor made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3  Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4  Waiver of Conditions.  The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.  No waiver of any provision, or any portion of any provision, of this Agreement will constitute a waiver of any other part of the provision or any other provision of this Agreement.

Section 6.5  Governing Law; Submission to Jurisdiction.  This enforcement of this Agreement and any claim, controversy or dispute arising under this Agreement shall be enforced, governed and construed in all respects (whether in contract or in tort) in accordance with the laws of the State of Delaware, without giving effect to its choice of laws principles.  To the fullest extent permitted by applicable law, each of the parties hereto (a) irrevocably agrees to submit to the exclusive jurisdiction and venue of the Delaware Court of Chancery for any and all civil actions, suits or proceedings arising out of this Agreement or the Exchange contemplated hereby and (b) unconditionally waives trial by jury in any civil legal action or proceeding arising out of this Agreement or the Exchange contemplated hereby.  Each of the parties hereto consents to and agrees that service of process, summons, notice or document delivered to a party to this Agreement may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with applicable law.

Section 6.6  Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of transmission, if transmitted electronically or by facsimile (provided the sender receives confirmation of receipt), or (b) on the Business Day following the date of mailing if delivered by a U.S. nationally recognized overnight courier service with next day delivery specified.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Alliance Data Systems Corporation
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
Attention:  Joseph L. Motes III, Senior VP, General Counsel & Secretary
E-mail:  GeneralCounsel@alliancedata.com

With a copy to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Michael Dillard
Luke Bergstrom
Chad Rolston
E-mail:  michael.dillard@lw.com; luke.bergstrom@lw.com; chad.rolston@lw.com

If to the Investor:

ValueAct Holdings, L.P.
One Letterman Drive, Building D, Fourth Floor
San Francisco, California 94129
Attention:  Jason B. Breeding, General Counsel
E-mail:  jbreeding@valueact.com

With a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention:   Stephen Fraidin
E-mail:  stephen.fraidin@cwt.com

Section 6.7  Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale.

Section 6.8  Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.9  No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies.

Section 6.10  Press Releases.  The Company and the Investor shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and no party shall issue any press release without the prior consent of the other party hereto (which consent shall not be unreasonably withheld).

Section 6.11  Entire Agreement.  This Agreement (including the Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

Section 6.12  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which will be deemed an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this

Agreement may be delivered by facsimile or electronic scan in PDF format and will be sufficient to bind the party or parties.

Section 6.13  Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

Section 6.14  Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement will be borne and paid by the party incurring the expense.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION

By:  /s/ Charles L. Horn
Name:  Charles L. Horn
Title:  Executive Vice President, Chief
           Financial Officer

VALUEACT HOLDINGS, L.P.

By:  /s/ Christopher Allen
Name:  Christopher Allen
Title:  Chief Financial Officer

Schedule A

Investor	Shares of Common Stock to Be Exchanged	Exchange Shares to Be Delivered
ValueAct Holdings, L.P.	1,500,000	150,000

Schedule B

Class of Capital Stock	Shares Authorized	Shares Outstanding
Common Stock, par value $0.01 per share	200,000,000	113,233,264 (including 60,852,178 treasury shares)
Preferred Stock, par value $0.01 per share	19,880,000	0